NEWS RELEASE
Exhibit 99.1

MATTEL REPORTS SECOND QUARTER 2023 FINANCIAL RESULTS

Second Quarter 2023 Highlights Versus Prior Year
•Net Sales of $1,087 million, down 12% as reported, or 13% in constant currency
•Gross Margin of 45.1%, an increase of 70 basis points; Adjusted Gross Margin of 44.9%, flat to the prior year
•Operating Income of $63 million, a decrease of $62 million; Adjusted Operating Income of $75 million, a decrease of $47 million
•Net Income of $27 million compared to prior year Net Income of $66 million
•Earnings per Share of $0.08 compared to prior year Earnings per Share of $0.18; Adjusted Earnings per Share of $0.10 compared to prior year Adjusted Earnings per Share of $0.18
•Adjusted EBITDA of $148 million, a decrease of $37 million
•Repurchased $16 million of shares, bringing first half total to $50 million
•Company reiterates 2023 guidance

EL SEGUNDO, Calif., Jul. 26, 2023 – Mattel, Inc. (NASDAQ: MAT) today reported second quarter 2023 financial results.
Ynon Kreiz, Chairman and CEO of Mattel, said: “Mattel’s second quarter financial results were in-line with our expectations. We significantly increased free cash flow and continued to gain market share. Importantly, this moment will be remembered as a key milestone in our company’s history with the release of the Barbie movie, our first ever major theatrical film.”
Mr. Kreiz continued: “The Barbie movie is a showcase for the cultural resonance of our IP, our ability to attract and collaborate with top creative talent, and the capabilities of our franchise management organization. This also speaks to the potential of Mattel Films and the significant progress of our strategy to capture the full value of our IP.”
Anthony DiSilvestro, CFO of Mattel, added: “While comparisons improved from the first quarter, our second quarter financial results were negatively impacted as retailers continued to manage inventory levels and by some overall industry softness. At this point, we believe the retail inventory correction is mostly behind us, and we look forward to meeting consumer demand for our product, as we enter the second half of the year and all-important holiday season. Given our year-to-date performance and outlook for the balance of the year, we are reiterating our guidance.”
Financial Overview
For the second quarter, Net Sales were down 12% as reported, or 13% in constant currency, versus the prior year’s second quarter. Reported Operating Income was $63 million, a decrease of $62 million, and Adjusted Operating Income was $75 million, a decrease of $47 million. Reported Earnings Per Share were $0.08, compared to prior year Reported Earnings Per Share of $0.18, and Adjusted Earnings Per Share were $0.10, compared to prior year Adjusted Earnings Per Share of $0.18.
For the first six months of the year, Net Sales declined 16% as reported, and 17% in constant currency, versus the prior year’s first six months. Reported Operating Loss was $52 million, a decline of $257 million, and Adjusted Operating Loss was $12 million, a decrease of $224 million. Reported Loss Per Share was $0.22, a decline of $0.46, and Adjusted Loss Per Share was $0.14, a decline of $0.40.
Net Sales in the North America segment decreased 18% as reported and in constant currency, versus the prior year’s second quarter.
Gross Billings in the North America segment decreased 18% as reported and in constant currency, due to declines in Action Figures, Building Sets, Games, and Other (primarily Action Figures), Infant, Toddler, and Preschool (including Fisher-Price®), and Vehicles (including Hot Wheels®), partially offset by growth in Dolls.
Net Sales in the International segment decreased 3% as reported, or 5% in constant currency.
Gross Billings in the International segment decreased 1% as reported, or 3% in constant currency, due to declines in Action Figures, Building Sets, Games, and Other (primarily Action Figures), and Infant, Toddler, and Preschool (including Fisher-Price), partially offset by growth in Vehicles (including Hot Wheels) and Dolls.

NEWS RELEASE
Net Sales in the American Girl® segment decreased 16% as reported and in constant currency. Gross Billings in the American Girl segment decreased 15% as reported and in constant currency.
Reported Gross Margin increased to 45.1%, versus 44.4% in the prior year’s second quarter, and Adjusted Gross Margin of 44.9% was flat versus the prior year. The increase in Reported Gross Margin was primarily driven by pricing, savings from the Optimizing for Growth program, foreign exchange favorability and lower severance and restructuring expenses, partially offset by cost inflation, unfavorable fixed cost absorption, inventory management efforts, including higher close-out sales and obsolescence, and mix and other factors.
Reported Other Selling and Administrative Expenses increased $3 million, to $337 million, primarily due to the gain on a sale of assets recognized in the second quarter of 2022, market-related pay increases, and higher severance and restructuring expenses, partially offset by cost management efforts and savings from the Optimizing for Growth program. Adjusted Other Selling and Administrative Expenses decreased $19 million, to $324 million, primarily driven by cost management efforts and savings from the Optimizing for Growth program, partially offset by market-related pay increases.
For the six months ended June 30, 2023, Cash Flows Used for Operating Activities were $326 million, an improvement of $99 million, versus the prior year’s first six months, primarily due to lower working capital usage, partially offset by changes in net earnings, excluding the impact of non-cash items. Cash Flows Used for Investing Activities were $62 million, an increase of $8 million, primarily due to lower proceeds from the sale of assets, partially offset by higher net proceeds from foreign currency forward contracts in the first half of 2023. Cash Flows Used for Financing Activities and Other were $74 million, as compared to cash inflows of $22 million in the prior year’s first six months, primarily due to share repurchases and lower proceeds from the exercise of stock options.
Gross Billings by Categories
For the second quarter, worldwide Gross Billings for Dolls were $441 million, up 10% as reported, or 9% in constant currency, versus the prior year, primarily driven by Disney Princess and Disney Frozen, and Monster High, partially offset by a decline in Barbie.
Worldwide Gross Billings for Infant, Toddler, and Preschool were $197 million, down 28% as reported, or 29% in constant currency, primarily due to declines in Fisher-Price.
Worldwide Gross Billings for Vehicles were $364 million, up 11% as reported, or 10% in constant currency, primarily driven by growth in Hot Wheels.
Worldwide Gross Billings for Action Figures, Building Sets, Games, and Other were $226 million, down 39% as reported, or 40% in constant currency, primarily due to declines in Action Figures (primarily related to 2022 theatrical releases) and Other.
2023 Guidance
Mattel’s full year 2023 guidance remains:

(in millions, except EPS and percentages)	FY2023 Guidance	FY2022

Net Sales	Comparable (Constant Currency)	$5,435
Adjusted Gross Margin	∼ 47%	45.9%
Adjusted EPS	$1.10 - $1.20	$1.25
Adjusted EBITDA	$900 - $950	$968
Adjusted Tax Rate	25 - 26%	24%
Capital Expenditures	$175 - $200	$187
Free Cash Flow	> $400	$256
A reconciliation of Mattel’s non-GAAP financial measures on a forward-looking basis, including Net Sales on a constant currency basis, Adjusted Gross Margin, Adjusted EBITDA, Adjusted EPS, and Adjusted Tax Rate is not available without unreasonable effort. Mattel is unable to predict with sufficient certainty items that would be excluded from the corresponding GAAP measures, including the effect of foreign currency exchange rate fluctuations, unusual gains and losses or charges, and severance and restructuring charges, due to the unpredictable nature of such items, which may have a significant impact on Mattel’s GAAP measures.

NEWS RELEASE
The company is operating in a challenging macro-economic environment with higher volatility, including inflation, that may impact consumer demand. Mattel’s guidance takes into account what the company is aware of today but remains subject to further volatility and any unexpected disruption, including fluctuations in foreign exchange rates, inflation, changes in global economic conditions and consumer demand, labor market fluctuations, and other macro-economic risks and uncertainties.
Conference Call and Live Webcast
At 5:00 p.m. (Eastern Standard Time) today, Mattel will host a conference call with investors and financial analysts to discuss its second quarter financial results. The conference call will be webcast on Mattel’s Investor Relations website, https://investors.mattel.com. To listen to the live call, log on to the website at least 10 minutes early to register, download, and install any necessary audio software. An archive of the webcast will be available on Mattel’s Investor Relations website for 12 months and may be accessed beginning approximately three hours after the completion of the live call.

NEWS RELEASE
Cautionary Note Regarding Forward-Looking Statements
Mattel cautions the reader that this press release contains a number of forward-looking statements, which are statements that relate to the future and are, by their nature, uncertain. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include statements regarding Mattel’s guidance and goals for future periods and other future events. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “look forward,” “confident that,” “believes,” and “targeted,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic, and other information and assumptions, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond Mattel’s control, could cause actual future results to differ materially from those projected in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: (i) Mattel’s ability to design, develop, produce, manufacture, source, ship, and distribute products on a timely and cost-effective basis; (ii) sufficient interest in and demand for the products and entertainment Mattel offers by retail customers and consumers to profitably recover Mattel’s costs; (iii) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels and lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (iv) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (v) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (vi) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (vii) the effect of inflation on Mattel’s business, including cost inflation in supply chain inputs and increased labor costs, as well as pricing actions taken in an effort to mitigate the effects of inflation; (viii) currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (ix) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, such as bankruptcies or liquidations or a general lack of success, or changes in their purchasing or selling patterns; (x) the inventory policies of Mattel’s retail customers, as well as the concentration of Mattel’s revenues in the second half of the year, which coupled with reliance by retailers on quick response inventory management techniques, increases the risk of underproduction, overproduction , and shipping delays; (xi) legal, reputational, and financial risks related to security breaches or cyberattacks; (xii) work disruptions, including as a result of supply chain disruption such as plant or port closures, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xiii) the impact of competition on revenues, margins, and other aspects of Mattel’s business, including the ability to offer products that consumers choose to buy instead of competitive products, the ability to secure, maintain, and renew popular licenses from licensors of entertainment properties, and the ability to attract and retain talented employees and adapt to evolving workplace models; (xiv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xv) changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, tariffs, trade policies, or product safety, which may increase Mattel’s product costs and other costs of doing business, and reduce Mattel’s earnings and liquidity; (xvi) business disruptions or other unforeseen impacts due to economic instability, political instability, civil unrest, armed hostilities (including the impact of the war in Ukraine), natural and manmade disasters, pandemics or other public health crises, such as the COVID-19 pandemic, or other catastrophic events; (xvii) failure to realize the planned benefits from any investments or acquisitions made by Mattel; (xviii) the impact of other market conditions or third party actions or approvals, including those that result in any significant failure, inadequacy, or interruption from vendors or outsourcers, which could reduce demand for Mattel’s products, delay or increase the cost of implementation of Mattel’s programs, or alter Mattel’s actions and reduce actual results; (xix) changes in financing markets or the inability of Mattel to obtain financing on attractive terms; (xx) the impact of litigation, arbitration, or regulatory decisions or settlement actions; (xxi) Mattel’s ability to navigate regulatory frameworks in connection with new areas of investment, product development, or other business activities, such as non-fungible tokens and cryptocurrency; and (xxii) other risks and uncertainties as may be described in Mattel’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent periodic filings, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so, except as required by law.

NEWS RELEASE
Presentation Information / Non-GAAP Financial Measures
The financial results included herein represent the most current information available to management and are preliminary until Mattel’s Form 10-Q is filed with the SEC. Actual results may differ from these preliminary results.
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release includes Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Other Selling and Administrative Expenses, Adjusted Operating Income (Loss), Adjusted Operating Income (Loss) Margin, Adjusted Earnings Per Share, earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Free Cash Flow, Free Cash Flow Conversion (Free Cash Flow / Adjusted EBITDA), Leverage Ratio (Total Debt / Adjusted EBITDA), Net Debt, Adjusted Tax Rate, and constant currency. Mattel uses these measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance, and each is discussed below. Mattel believes that the disclosure of non-GAAP financial measures provides useful supplemental information to investors to be able to better evaluate ongoing business performance and certain components of Mattel’s results. These measures are not, and should not be viewed as, substitutes for GAAP financial measures and may not be comparable to similarly titled measures used by other companies. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix.
This earnings release and our earnings slide presentation are available on Mattel’s Investor Relations website, https://investors.mattel.com/, under the subheading “Financial Information – Quarterly Earnings.”
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit and Adjusted Gross Margin represent reported Gross Profit and reported Gross Margin, respectively, adjusted to exclude severance and restructuring expenses. Adjusted Gross Margin represents Mattel’s Adjusted Gross Profit, as a percentage of Net Sales. Adjusted Gross Profit and Adjusted Gross Margin are presented to provide additional perspective on underlying trends in Mattel’s core Gross Profit and Gross Margin, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Other Selling and Administrative Expenses
Adjusted Other Selling and Administrative Expenses represents Mattel’s reported Other Selling and Administrative Expenses, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of sale of assets, which are not part of Mattel’s core business. Adjusted Other Selling and Administrative Expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Operating Income (Loss) and Adjusted Operating Income (Loss) Margin
Adjusted Operating Income (Loss) and Adjusted Operating Income (Loss) Margin represent reported Operating Income (Loss) and reported Operating Income (Loss) Margin, respectively, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of sale of assets, which are not part of Mattel’s core business. Adjusted Operating Income (Loss) Margin represents Mattel’s Adjusted Operating Income (Loss), as a percentage of Net Sales. Adjusted Operating Income (Loss) and Adjusted Operating Income (Loss) Margin are presented to provide additional perspective on underlying trends in Mattel’s core operating results, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.

NEWS RELEASE
Adjusted Earnings Per Share
Adjusted Earnings Per Share represents Mattel’s reported Diluted Earnings Per Common Share, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of sale of assets/business, which are not part of Mattel’s core business. The aggregate tax effect of the adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments, and dividing by the reported weighted-average number of common shares. Adjusted Earnings Per Share is presented to provide additional perspective on underlying trends in Mattel’s core business. Mattel believes it is useful supplemental information for investors to gauge and compare Mattel’s current earnings results from one period to another. Adjusted Earnings Per Share is a performance measure and should not be used as a measure of liquidity.
EBITDA and Adjusted EBITDA
EBITDA represents Mattel’s Net Income (Loss), adjusted to exclude the impact of interest expense, taxes, depreciation, and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude share-based compensation, severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of sale of assets/business, which are not part of Mattel’s core business. Mattel believes EBITDA and Adjusted EBITDA are useful supplemental information for investors to gauge and compare Mattel’s business performance to other companies in its industry with similar capital structures. The presentation of Adjusted EBITDA differs from how Mattel calculates EBITDA for purposes of covenant compliance under the indentures governing its high yield senior notes and the syndicated facility agreement governing its senior secured revolving credit facilities. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of Mattel’s business. As a result, Mattel relies primarily on its GAAP results and uses EBITDA and Adjusted EBITDA only supplementally.
Free Cash Flow and Free Cash Flow Conversion
Free Cash Flow represents Mattel’s net cash flows from operating activities less capital expenditures. Free Cash Flow Conversion represents Mattel’s free cash flow divided by Adjusted EBITDA. Mattel believes Free Cash Flow and Free Cash Flow Conversion are useful supplemental information for investors to gauge Mattel’s liquidity and performance and to compare Mattel’s business performance to other companies in our industry. Free Cash Flow does not represent cash available to Mattel for discretionary expenditures.
Leverage Ratio (Total Debt / Adjusted EBITDA)
The leverage ratio is calculated by dividing Total Debt by Adjusted EBITDA. Total Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, excluding the impact of debt issuance costs and debt discount. Mattel believes the leverage ratio is useful supplemental information for investors to gauge trends in Mattel’s business and to compare Mattel’s business performance to other companies in its industry.
Net Debt
Net Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, less cash and cash equivalents. Mattel believes Net Debt is useful supplemental information for investors to monitor Mattel’s liquidity and evaluate its balance sheet.
Adjusted Tax Rate
The Adjusted Tax Rate is calculated by dividing Adjusted Provision for Income Taxes by Adjusted Income Before Income Taxes. Adjusted Income Before Income Taxes represents reported Income Before Income Taxes, adjusted to exclude severance and restructuring expenses, the impact of inclined sleeper product recalls, and the impact of sale of assets/business. The Adjusted Provision for Income Taxes represents reported Provision for Income Taxes, adjusted to exclude the aggregate tax effect of adjustments. Mattel believes the adjusted tax rate provides useful supplemental information for investors to gauge and compare the impact of tax expense on Mattel's earnings results from one period to another.

NEWS RELEASE
Constant Currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The constant currency exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel considers whether any changes to the constant currency rates are appropriate at the beginning of each year. The exchange rates used for these constant currency calculations are generally based on prior year actual exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance. Mattel believes that the disclosure of the percentage change in constant currency is useful supplemental information for investors to be able to gauge Mattel’s current business performance and the longer-term strength of its overall business since foreign currency changes could potentially mask underlying sales trends. The disclosure of the percentage change in constant currency enhances investor’s ability to compare financial results from one period to another.
Key Performance Indicator
Gross Billings
Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business. Changes in Gross Billings are discussed because, while Mattel records the details of such sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with categories, brands, and individual products.
About Mattel
Mattel is a leading global toy company and owner of one of the strongest catalogs of children’s and family entertainment franchises in the world. We create innovative products and experiences that inspire, entertain, and develop children through play. We engage consumers through our portfolio of iconic brands, including Barbie®, Hot Wheels®, Fisher-Price®, American Girl®, Thomas & Friends™, UNO®, Masters of the Universe®, and MEGA®, as well as other popular intellectual properties that we own or license in partnership with global entertainment companies. Our offerings include film and television content, gaming and digital experiences, music, and live events. Founded in 1945, we operate in 35 locations and our products are available in more than 150 countries in collaboration with the world’s leading retail and ecommerce companies. Mattel is proud to be a trusted partner in empowering children to explore the wonder of childhood and reach their full potential. Visit us online at mattel.com.

Contacts:

News Media	Securities Analysts
Catherine Frymark	David Zbojniewicz
catherine.frymark@mattel.com	david.zbojniewicz@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)1

	For the Three Months Ended June 30,						For the Six Months Ended June 30,
(In millions, except per share and percentage information)	2023		2022		% Change as Reported	% Change in Constant Currency	2023		2022		% Change as Reported	% Change in Constant Currency
	$ Amt	% Net Sales	$ Amt	% Net Sales			$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$1,087.2		$1,235.7		-12%	-13%	$1,901.7		$2,277.0		-16%	-17%
Cost of Sales	597.4	54.9%	686.8	55.6%	-13%		1,086.1	57.1%	1,245.2	54.7%	-13%
Gross Profit	489.8	45.1%	548.9	44.4%	-11%	-13%	815.6	42.9%	1,031.8	45.3%	-21%	-22%
Advertising and Promotion Expenses	90.0	8.3%	90.2	7.3%	—%		166.1	8.7%	163.9	7.2%	1%
Other Selling and Administrative Expenses	337.0	31.0%	333.6	27.0%	1%		701.8	36.9%	662.7	29.1%	6%
Operating Income (Loss)	62.8	5.8%	125.1	10.1%	-50%	-59%	(52.3)	-2.7%	205.1	9.0%	n/m	n/m
Interest Expense	30.6	2.8%	32.8	2.7%	-7%		61.8	3.2%	65.9	2.9%	-6%
Interest (Income)	(4.3)	-0.4%	(2.0)	-0.2%	121%		(10.8)	-0.6%	(3.2)	-0.1%	243%
Other Non-Operating (Income) Expense, Net	(2.1)		7.1				(3.6)		16.3
Income (Loss) Before Income Taxes	38.6	3.6%	87.1	7.0%	-56%	-65%	(99.6)	-5.2%	126.2	5.5%	n/m	n/m
Provision (Benefit) for Income Taxes	14.4		26.6				(12.6)		50.5
(Income) from Equity Method Investments	(3.0)		(5.9)				(7.7)		(12.2)
Net Income (Loss)	$27.2	2.5%	$66.4	5.4%	-59%		$(79.3)	-4.2%	$87.9	3.9%	n/m
Net Income (Loss) Per Common Share - Basic	$0.08		$0.19				$(0.22)		$0.25
Weighted-Average Number of Common Shares	354.6		353.5				354.7		352.8
Net Income (Loss) Per Common Share - Diluted	$0.08		$0.18				$(0.22)		$0.24
Weighted-Average Number of Common and Potential Common Shares	357.2		359.8				354.7		358.9
1 Amounts may not sum due to rounding.
n/m - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS1

	June 30,		December 31,
	2023	2022	2022
(In millions)	(Unaudited)
Assets
Cash and Equivalents	$299.9	$274.5	$761.2
Accounts Receivable, Net	890.9	989.2	860.2
Inventories	971.6	1,177.6	894.1
Prepaid Expenses and Other Current Assets	261.3	273.2	213.5
Total Current Assets	2,423.7	2,714.4	2,729.0
Property, Plant, and Equipment, Net	464.1	442.1	469.1
Right-of-Use Assets, Net	296.2	326.2	318.7
Goodwill	1,384.2	1,379.2	1,378.6
Other Noncurrent Assets	1,329.5	1,305.8	1,282.3
Total Assets	$5,897.8	$6,167.7	$6,177.7

Liabilities and Stockholders’ Equity
Short-Term Borrowings	$—	$3.0	$—
Current Portion of Long-Term Debt	—	250.0	—
Accounts Payable and Accrued Liabilities	1,021.7	1,216.0	1,150.2
Income Taxes Payable	9.4	19.2	37.6
Total Current Liabilities	1,031.1	1,488.2	1,187.7
Long-Term Debt	2,327.8	2,323.3	2,325.6
Noncurrent Lease Liabilities	243.8	282.3	271.4
Other Noncurrent Liabilities	332.8	345.9	336.6
Stockholders’ Equity	1,962.4	1,728.0	2,056.3
Total Liabilities and Stockholders’ Equity	$5,897.8	$6,167.7	$6,177.7

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)1

	June 30,
	2023	2022
Key Balance Sheet Data:
Accounts Receivable, Net Days of Sales Outstanding (DSO)	74	72

	For the Six Months Ended June 30,
(In millions)	2023	2022
Condensed Cash Flow Data:
Cash Flows (Used for) Operating Activities	$(326)	$(425)
Cash Flows (Used for) Investing Activities	(62)	(54)
Cash Flows (Used for) Provided by Financing Activities and Other	(74)	22
Decrease in Cash and Equivalents	$(461)	$(457)
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
(In millions, except percentage information)	2023	2022	Change	2023	2022	Change
Gross Profit
Gross Profit, As Reported	$489.8	$548.9		$815.6	$1,031.8
Gross Margin	45.1%	44.4%	70 bps	42.9%	45.3%	-240 bps
Adjustments:
Severance and Restructuring Expenses	(1.2)	5.8		(1.2)	8.4
Gross Profit, As Adjusted	$488.6	$554.7		$814.4	$1,040.2
Adjusted Gross Margin	44.9%	44.9%	0 bps	42.8%	45.7%	-290 bps

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$337.0	$333.6	1%	$701.8	$662.7	6%
% of Net Sales	31.0%	27.0%	400 bps	36.9%	29.1%	780 bps
Adjustments:
Severance and Restructuring Expenses	(9.8)	(5.8)		(33.7)	(12.6)
Inclined Sleeper Product Recalls	(3.4)	—		(7.7)	(0.6)
Sale of Assets[2]	—	15.2		—	15.2
Other Selling and Administrative Expenses, As Adjusted	$323.8	$343.1	-6%	$660.3	$664.7	-1%
% of Net Sales	29.8%	27.8%	200 bps	34.7%	29.2%	550 bps

Operating Income (Loss)
Operating Income (Loss), As Reported	$62.8	$125.1	-50%	$(52.3)	$205.1	n/m
Operating Income (Loss) Margin	5.8%	10.1%	-430 bps	-2.7%	9.0%	n/m
Adjustments:
Severance and Restructuring Expenses	8.6	11.5		32.5	21.0
Inclined Sleeper Product Recalls	3.4	—		7.7	0.6
Sale of Assets[2]	—	(15.2)		—	(15.2)
Operating Income (Loss), As Adjusted	$74.7	$121.4	-38%	$(12.0)	$211.6	n/m
Adjusted Operating Income (Loss) Margin	6.9%	9.8%	-290 bps	-0.6%	9.3%	n/m

[1] Amounts may not sum due to rounding.
[2] For the three and six months ended June 30, 2022, Mattel recorded a gain on sale of assets of $15.2 million in other selling and administrative expenses.
n/m - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
(In millions, except per share and percentage information)	2023	2022	Change	2023	2022	Change
Earnings Per Share
Net Income (Loss) Per Common Share, As Reported	$0.08	$0.18	-56%	$(0.22)	$0.24	n/m
Adjustments:
Severance and Restructuring Expenses	0.02	0.03		0.09	0.06
Inclined Sleeper Product Recalls	0.01	—		0.02	—
Sale of Assets/Business[2]	—	(0.04)		—	(0.04)
Tax Effect of Adjustments[3]	(0.01)	—		(0.03)	—
Net Income (Loss) Per Common Share, As Adjusted	$0.10	$0.18	-44%	$(0.14)	$0.26	n/m

EBITDA and Adjusted EBITDA
Net Income (Loss), As Reported	$27.2	$66.4	-59%	$(79.3)	$87.9	n/m
Adjustments:
Interest Expense	30.6	32.8		61.8	65.9
Provision (Benefit) for Income Taxes	14.4	26.6		(12.6)	50.5
Depreciation	34.3	35.8		68.0	71.7
Amortization	9.5	9.7		19.0	19.0
EBITDA	116.1	171.3		56.9	294.9
Adjustments:
Share-Based Compensation	20.0	18.6		36.9	37.9
Severance and Restructuring Expenses	8.6	10.5		32.5	18.9
Inclined Sleeper Product Recalls	3.4	—		7.7	0.6
Sale of Assets/Business[2]	—	(15.2)		—	(15.2)
Adjusted EBITDA	$148.0	$185.2	-20%	$134.1	$337.2	-60%

Free Cash Flow
Net Cash Flows Used for Operating Activities				$(325.6)	$(425.0)
Capital Expenditures				(73.4)	(78.5)
Free Cash Flow				$(399.0)	$(503.5)

[1] Amounts may not sum due to rounding.
[2] For the three and six months ended June 30, 2022, Mattel recorded a gain on sale of assets of $15.2 million in other selling and administrative expenses.
[3] The aggregate tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments, and dividing by the reported weighted average number of common and potential common shares.

n/m - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,
(In millions, except percentage and pts information)	2023	2022	Change
Tax Rate
Income Before Income Taxes, As Reported	$38.6	$87.1
Adjustments:
Severance and Restructuring Expenses	8.6	11.5
Inclined Sleeper Product Recalls	3.4	—
Sale of Assets/Business[2]	—	(15.2)
Income Before Income Taxes, As Adjusted	$50.6	$83.4

Provision for Income Taxes, As Reported	$14.4	$26.6
Adjustments:
Tax Effect of Adjustments[3]	2.8	(1.0)
Provision for Income Taxes, As Adjusted	$17.2	$25.6

Tax Rate, As Reported	37%	31%	6 pts
Tax Rate, As Adjusted	34%	31%	3 pts

	June 30,
	2023	2022
Net Debt
Long-Term Debt	$2,327.8	$2,323.3
Current Portion of Long-Term Debt	—	250.0
Short-Term Borrowings	—	3.0
Adjustments:
Cash and Equivalents	(299.9)	(274.5)
Net Debt	$2,027.9	$2,301.8

[1] Amounts may not sum due to rounding.
[2] For the three months ended June 30, 2022, Mattel recorded a gain on sale of assets of $15.2 million in other selling and administrative expenses.
[3] Tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Trailing Twelve Months Ended June 30,
(In millions, except percentage and pts information)	2023	2022	Change
Leverage Ratio (Total Debt/Adjusted EBITDA)
Total Debt
Long-Term Debt	$2,327.8	$2,323.3
Current Portion of Long-Term Debt	—	250.0
Short-Term Borrowings	—	3.0
Adjustments:
Debt Issuance Costs and Debt Discount	22.2	26.7
Total Debt	$2,350.0	$2,603.0
EBITDA and Adjusted EBITDA
Net Income, As Reported	$226.7	$1,108.8	-80%
Adjustments:
Interest Expense	128.7	151.2
Provision (Benefit) for Income Taxes	72.8	(410.8)
Depreciation	140.9	145.2
Amortization	37.9	38.0
EBITDA	607.0	1,032.4
Adjustments:
Share-Based Compensation	68.1	67.7
Severance and Restructuring Expenses	46.3	33.0
Inclined Sleeper Product Recalls	6.9	3.5
Sale of Assets/Business	(8.3)	(15.2)
Loss on Liquidation of Argentina Subsidiary	45.4	—
Adjusted EBITDA	$765.3	$1,121.4	-32%

Total Debt / Net Income	10.4x	2.3x
Leverage Ratio (Total Debt / Adjusted EBITDA)	3.1x	2.3x

Free Cash Flow
Net Cash Flows Provided by Operating Activities	$542.2	$301.9	80%
Capital Expenditures	(181.4)	(155.2)
Free Cash Flow	$360.8	$146.7	146%

Net Cash Flows Provided by Operating Activities / Net Income	239%	27%	212 pts
Free Cash Flow Conversion (Free Cash Flow/Adjusted EBITDA)	47%	13%	34 pts
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

For the Year Ended December 31,
(In millions, except percentage and per share information)	2022
Gross Profit
Gross Profit, As Reported	$2,481.4
Gross Margin	45.7%
Adjustments:
Severance and Restructuring Expenses	10.7
Gross Profit, As Adjusted	$2,492.0
Adjusted Gross Margin	45.9%

Earnings Per Share
Net Income Per Common Share, As Reported	$1.10
Adjustments:
Severance and Restructuring Expenses	0.10
Sale of Assets/Business[2]	(0.07)
Loss on Liquidation of Argentina Subsidiary[3]	0.13
Net Income Per Common Share, As Adjusted	$1.25

EBITDA and Adjusted EBITDA
Net Income, As Reported	$393.9
Adjustments:
Interest Expense	132.8
Provision for Income Taxes	135.9
Depreciation	144.6
Amortization	37.9
EBITDA	845.0
Adjustments:
Share-Based Compensation	69.1
Severance and Restructuring Expenses	32.7
Inclined Sleeper Product Recalls	(0.3)
Sale of Assets/Business[2]	(23.5)
Loss on Liquidation of Argentina Subsidiary[3]	45.4
Adjusted EBITDA	$968.4

[1] Amounts may not sum due to rounding.
[2] For the year ended December 31, 2022, Mattel recorded a gain on sale of assets of $23.5 million in other selling and administrative expenses.
[3] During the year ended December 31, 2022, the liquidation of Mattel’s subsidiary in Argentina was substantially completed, and Mattel recognized its cumulative translation adjustments of $45.4 million as a loss in other non-operating expense, net.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

For the Year Ended December 31,
(In millions, except percentage information)	2022
Tax Rate
Income Before Income Taxes, As Reported	$504.3
Adjustments:
Severance and Restructuring Expenses	36.8
Inclined Sleeper Product Recalls	(0.3)
Sale of Assets/Business[2]	(23.5)
Loss on Liquidation of Argentina Subsidiary[3]	45.4
Income Before Income Taxes, As Adjusted	$562.8

Provision for Income Taxes, As Reported	$135.9
Adjustments:
Tax Effect of Adjustments[4]	1.3
Provision for Income Taxes, As Adjusted	$137.2

Tax Rate, As Reported	27%
Tax Rate, As Adjusted	24%

[1] Amounts may not sum due to rounding.
[2] For the year ended December 31, 2022, Mattel recorded a gain on sale of assets of $23.5 million in other selling and administrative expenses.
[3] During the year ended December 31, 2022, the liquidation of Mattel’s subsidiary in Argentina was substantially completed, and Mattel recognized its cumulative translation adjustments of $45.4 million as a loss in other non-operating expense, net.

[4] Tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

WORLDWIDE NET SALES AND GROSS BILLINGS1 (Unaudited)2

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2023	2022	% Change as Reported	% Change in Constant Currency	2023	2022	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
Worldwide Net Sales:
Net Sales	$1,087.2	$1,235.7	-12%	-13%	$1,901.7	$2,277.0	-16%	-17%

Worldwide Gross Billings by Categories:
Dolls	$440.5	$401.3	10%	9%	$746.6	$797.5	-6%	-6%
Infant, Toddler, and Preschool	197.3	274.6	-28	-29	347.5	480.2	-28	-28
Vehicles	363.8	328.3	11	10	647.4	610.4	6	6
Action Figures, Building Sets, Games, and Other	225.9	372.0	-39	-40	397.4	652.7	-39	-39
Gross Billings	$1,227.5	$1,376.3	-11%	-12%	$2,138.8	$2,540.7	-16%	-16%

Supplemental Gross Billings Disclosure

Worldwide Gross Billings by Top 3 Power Brands:
Barbie	$282.7	$300.8	-6%	-7%	$459.6	$598.8	-23%	-23%
Hot Wheels	315.2	286.5	10	9	560.1	527.9	6	6
Fisher-Price	164.7	228.9	-28	-29	290.3	400.2	-27	-28
Other	464.9	560.0	-17	-18	828.8	1,013.8	-18	-18
Gross Billings	$1,227.5	$1,376.3	-11%	-12%	$2,138.8	$2,540.7	-16%	-16%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

NET SALES AND GROSS BILLINGS1 BY SEGMENT (Unaudited)2

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2023	2022	% Change as Reported	% Change in Constant Currency	2023	2022	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
North America Net Sales:
Net Sales	$596.8	$726.5	-18%	-18%	$1,033.8	$1,328.6	-22%	-22%

North America Gross Billings by Categories:
Dolls	$210.9	$190.7	11%	11%	$343.8	$372.9	-8%	-8%
Infant, Toddler, and Preschool	119.9	178.3	-33	-33	207.1	309.8	-33	-33
Vehicles	173.5	177.6	-2	-2	315.7	324.4	-3	-2
Action Figures, Building Sets, Games, and Other	133.0	228.3	-42	-42	239.3	409.6	-42	-41
Gross Billings	$637.4	$774.9	-18%	-18%	$1,105.9	$1,416.6	-22%	-22%

Supplemental Gross Billings Disclosure

North America Gross Billings by Top 3 Power Brands:
Barbie	$148.1	$156.7	-5%	-5%	$237.7	$320.7	-26%	-26%
Hot Wheels	146.9	152.6	-4	-3	266.6	274.3	-3	-3
Fisher-Price	100.7	150.3	-33	-33	176.1	262.9	-33	-33
Other	241.6	315.2	-23	-23	425.6	558.8	-24	-24
Gross Billings	$637.4	$774.9	-18%	-18%	$1,105.9	$1,416.6	-22%	-22%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VI

NET SALES AND GROSS BILLINGS1 BY SEGMENT (Unaudited)2

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2023	2022	% Change as Reported	% Change in Constant Currency	2023	2022	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
International Net Sales by Geographic Area:
EMEA	$241.7	$270.9	-11%	-12%	$451.0	$548.7	-18%	-17%
Latin America	138.0	124.8	11	3	213.6	196.7	9	2
Asia Pacific	83.0	80.7	3	7	142.2	134.9	5	11
Net Sales	$462.7	$476.4	-3%	-5%	$806.8	$880.2	-8%	-8%

International Gross Billings by Geographic Area:
EMEA	$303.8	$328.2	-7%	-8%	$555.7	$668.6	-17%	-16%
Latin America	160.7	144.5	11	3	248.4	227.8	9	3
Asia Pacific	97.3	95.3	2	7	166.2	158.0	5	11
Gross Billings	$561.8	$568.0	-1%	-3%	$970.4	$1,054.3	-8%	-8%

International Gross Billings by Categories:
Dolls	$201.4	$177.3	14%	12%	$340.2	$354.9	-4%	-4%
Infant, Toddler, and Preschool	77.4	96.3	-20	-21	140.4	170.3	-18	-17
Vehicles	190.2	150.7	26	25	331.7	286.0	16	16
Action Figures, Building Sets, Games, and Other	92.9	143.7	-35	-37	158.1	243.1	-35	-35
Gross Billings	$561.8	$568.0	-1%	-3%	$970.4	$1,054.3	-8%	-8%

Supplemental Gross Billings Disclosure

International Gross Billings by Top 3 Power Brands:
Barbie	$134.6	$144.2	-7%	-8%	$221.9	$278.1	-20%	-20%
Hot Wheels	168.3	133.9	26	24	293.6	253.6	16	16
Fisher-Price	63.9	78.6	-19	-20	114.2	137.3	-17	-17
Other	195.0	211.3	-8	-9	340.7	385.2	-12	-12
Gross Billings	$561.8	$568.0	-1%	-3%	$970.4	$1,054.3	-8%	-8%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VII

NET SALES AND GROSS BILLINGS1 BY SEGMENT (Unaudited)2

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2023	2022	% Change as Reported	% Change in Constant Currency	2023	2022	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
American Girl Net Sales:
Net Sales	$27.6	$32.8	-16%	-16%	$61.1	$68.1	-10%	-10%

American Girl Gross Billings:
Gross Billings	$28.3	$33.4	-15%	-15%	$62.6	$69.7	-10%	-10%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.